UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2006, the stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), upon the recommendation of the Company's Board of Directors (the "Board"), approved the 2006 Omnibus Incentive Plan (the "2006 Plan"). The 2006 Plan replaces the Company's 2002 Stock Incentive Plan and 2003 Non-Employee Directors Stock Award and Option Plan. A description of the 2006 Plan is included on pages 20 through 26 of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 5, 2006 (the "Proxy Statement").

Following the approval of the 2006 Plan, the Board awarded thereunder certain options to purchase the Company's Class A common stock, $0.01 par value per share ("Common Stock"), to the Company's non-employee directors, utilizing the Form of Non-Employee Director Award Notice that will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006. The number of shares of Common Stock the non-employee directors may purchase upon exercise of such options, the exercise price, and the vesting schedule are consistent with the Company's non-employee director compensation policy, as disclosed in the Proxy Statement under "Corporate Governance—Director Compensation."

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	10.1	2006 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed April 5, 2006, File No. 0-24806)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.
Date: May 8, 2006	BY:	/s/Ray M. Harlin_________________________ Ray M. Harlin Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	2006 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed April 5, 2006, File No. 0-24806)